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                                                                   EXHIBIT 10.46



Tim Thurn
---------

                                                           Meeting March 7, 1996

                               Contract Addendum

April 1st         $100k base salary - 1 Yr No Cut Contract
                        except for well documented material cause

Feb 9th           50,000/8 yrs at $5.25 stock price or better.
                  If terminated by LM after change of control, change of CEO or without well documented material cause (equivalent to fraud), all outstanding options granted shall vest immediately and Tim shall have 1 year from the termination date in which to exercise.
            This accelerated vesting does not apply if employee resigns voluntarily.

                                       /s/ Mel Masters
                                       CEO

Feb 9th, 1996